EXHIBIT (8)

             [HASKELL SLAUGHTER YOUNG & REDIKER, L.L.C. LETTERHEAD]









                                November 19, 2001


HEALTHSOUTH Corporation
One HealthSouth Parkway
Birmingham, Alabama 35243

Attention:  Legal Department

         RE:   EXCHANGE OFFER, 7 3/8% SENIOR NOTES DUE 2006
               AND 8 3/8% SENIOR NOTES DUE 2011

Gentlemen:

         We have served as counsel to HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), in connection with the proposed exchange offer (the "Exchange Offer"), which is more fully described in the Registration Statement on Form S-4 (Commission File No. 333-_____) filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on November 19, 2001 (the "Registration Statement"), to exchange the Company's
7 3/8% Senior Notes due 2006 and 8 3/8% Senior Notes due 2011 (collectively, the "Exchange Notes"), for an equal principal amount of the Company's outstanding
7 3/8% Senior Notes due 2006 and 8 3/8% Senior Notes due 2011, respectively (collectively, the "Private Notes"). This opinion is furnished to you pursuant to the requirements of Form S-4.

         In connection with our opinion, we have examined or are familiar with the originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments as we have deemed necessary and appropriate in order to enable us to render the opinion below. In our examination, we have assumed the genuineness of all signatures, legal capacity of all natural persons, authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In rendering the opinion set forth below, we relied upon certain written representations and covenants of the Company, which are annexed hereto.

HEALTHSOUTH Corporation
November 19, 2001
Page 2


         In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, pertinent judicial authorities, interpretative rulings of the Internal Revenue Service and such other authorities as we considered relevant.

         Based upon and subject to the foregoing, we are of the opinion that, because the Exchange Notes should not be considered to differ materially either in kind or in extent from the Private Notes pursuant to Treasury Regulations promulgated under Section 1001 of the Code, the exchange of the Private Notes for the Exchange Notes pursuant to the Exchange Offer will not be treated as an "exchange" for United States federal income tax purposes. As a result, no material United States federal income tax consequences should result to holders exchanging Private Notes for Exchange Notes. If, however, the exchange of Private Notes for Exchange Notes were treated as an "exchange" for United States federal income tax purposes, such transaction will constitute a reorganization under Section 368(a) of the Code for United States federal income tax purposes and holders of the Private Notes, who receive solely Exchange Notes in exchange therefor, will not recognize any gain or loss upon such exchange.

         Except as set forth above, we express no opinion as to the tax consequences, whether federal, state, local or foreign, to any party to the Exchange Offer or any other transaction related to the Exchange Offer or contemplated by the Exchange Offer.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                   Very truly yours,

                                   HASKELL SLAUGHTER YOUNG & REDIKER, L.L.C.


                                   By            /s/ Ross N. Cohen
                                      ------------------------------------------
                                                     Ross N. Cohen

                            [HEALTHSOUTH LETTERHEAD]


                                November 19, 2001


Haskell Slaughter Young & Rediker, L.L.C.
1200 AmSouth/Harbert Plaza
1901 Sixth Avenue North
Birmingham, Alabama  35203

Gentlemen:

         The undersigned, a duly authorized officer of HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), in connection with the opinion to be delivered by Haskell Slaughter Young & Rediker, L.L.C. pursuant to Regulation S-K and recognizing that the above law firm will rely on this certificate in rendering its opinion, hereby certifies that, to the best knowledge and belief of the undersigned, after due inquiry and investigation, the facts relating to the proposed exchange offer (the "Exchange Offer"), which is more fully described in the Registration Statement on Form S-4 (Commission File No. 333-______) filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on November 19, 2001 (the "Registration Statement") by the Company, and the certifications stated below, insofar as such facts and certifications pertain to the Exchange Offer and the Company, are true, correct and complete in all material respects as of the date hereof. All capitalized terms not defined herein shall have the same meaning ascribed to them in the Registration Statement.

                  i.        The Exchange Offer will be consummated in compliance
                         with the material terms set forth in the Registration Statement, and none of the material terms or conditions therein or any constituent documents have been waived or modified in any respect.

                  ii.       The form and terms of the Exchange Notes are the
                         same in all material respects as the form and terms of the Private Notes except that (a) the Exchange Notes will have been registered under the Securities Act of 1933, as amended, and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof, and (b) holders of the Exchange Notes will not be entitled to certain rights of holders of the Private Notes under the Registration Rights Agreement, which rights will terminate upon the consummation of the Exchange Offer.

                  iii.      The Exchange Notes will evidence the same debt as
                         the Private Notes (which they replace) and will be entitled to the benefits of the same Indenture that governs the Private Notes.

                  iv.       The Exchange Notes will bear interest at the same
                         rate and on the same terms as the Private Notes.

         This letter is being furnished to you solely for your benefit and for use in rendering your opinion and is not to be used, circulated, quoted or otherwise referred to for any other purpose (other than inclusion in your opinion) without the express written consent of the Company. We will promptly and timely notify Haskell Slaughter Young & Rediker, L.L.C. if we discover that any of the above representations cease to be true, correct or complete as of the date hereof.

                                    HEALTHSOUTH Corporation

                                    By    /s/ William W. Horton
                                       -----------------------------------------
                                              William W. Horton
                                    Executive Vice President & Corporate Counsel